As filed with the Securities and Exchange Commission on October 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Powerus Corporation

(Exact name of registrant as specified in its charter)

Nevada	99-0418678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

885 Paragon Way

Rock Hill, SC 29730

561-567-0323

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Edward Jordan

Chief Financial Officer

885 Paragon Way

Rock Hill, SC 29730

561-567-0323

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Charles D. Lange

Joshua L. Colburn

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-2642

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to completion, dated October 16, 2026)

PROSPECTUS

POWERUS CORPORATION

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Certificates

Warrants

Units

7,409,209 Shares of Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. In addition, the selling stockholders identified in this prospectus may offer and sell, from time to time, up to 7,409,209 shares of our common stock, par value $0.001 (the “common stock”), including 2,359,667 shares of common stock currently outstanding and 5,049,542 shares of common stock issuable upon the exercise of pre-funded warrants held by the selling stockholders (the “Pre-Funded Warrants”). This prospectus provides you with a general description of the securities and the general manner in which these securities will be offered.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The selling stockholders identified in this prospectus, or their pledgees, donees, permitted transferees, assignees or successors-in-interest, may offer our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholders may sell their common stock in the section entitled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock by the selling stockholders under this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PUSA.” On October 15, 2026, the last reported sale price of our common stock on Nasdaq was $2.15 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. In addition, under this shelf registration process, the selling stockholders named herein may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the common stock offered by them described in this prospectus.

To the extent required by applicable law, each time we or the selling stockholders sell securities, we or the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we, nor the selling stockholders, will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Powerus Corporation and its subsidiaries. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities. References to the “selling stockholders” refer to the securityholders listed herein under the heading “Selling Stockholders” and any of their pledgees, donees, permitted transferees, assignees and successors-in-interest.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.SEC.gov. Our Internet site address is www.power.us. None of the information posted to our web site is incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered under this prospectus are sold, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 13, 2026, respectively;

●	Current Reports on Form 8-K filed with the SEC on February 3, 2026, March 9, 2026, March 11, 2026, March 23, 2026, May 18, 2026, July 20, 2026, August 17, 2026, October 1, 2026 , October 6, 2026 and October 16, 2026;

●	The audited financial statements of Autonomous Power Corporation as of December 31, 2025 and for the period from October 8, 2025 (inception) to December 31, 2025 and the related notes thereto included in the Registrant’s Registration Statement on Form S-4 (File No. 333-297786);

●	The audited financial statements of Kaizen Aerospace, Inc. as of and for the period from January 1, 2026 through January 30, 2026 and audited financial statements as of and for the years ended December 31, 2025 and 2024 and the related notes thereto included in the Registrant’s Registration Statement on Form S-4 (File No. 333-297786);

●	The audited financial statements of Agile Autonomy LLC as of and for the period from July 17, 2025 (inception) through December 31, 2025 and the related notes thereto included in the Registrant’s Registration Statement on Form S-4 (File No. 333-297786);

●	The description of our common stock contained in our registration statement on Form 8-A filed on February 4, 2025 and any and all amendments or reports filed with the SEC for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following:

Powerus Corporation

885 Paragon Way

Rock Hill, SC 29730

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus, before making an investment decision.

THE COMPANY

Overview

Powerus Corporation, a Nevada corporation (formerly known as Aureus Greenway Holdings Inc., “Powerus” or the “Company”), is a diversified company operating in two distinct businesses: (1) autonomous systems and defense technology, and (2) leisure and recreation through golf country club operations. Our autonomous systems business, operated through Kaizen Aerospace, Inc. (“Kaizen”), Agile Autonomy, LLC (“Agile”) and Tandem Defense LLC d/b/a Powerus Defense (“Powerus Defense”), develops and integrates advanced autonomous technologies, including heavy-lift aerial systems, maritime autonomy, and modular tactical drones. Our unified industrial platform integrates proven, operator-validated systems, transforming them into scalable, affordable, and American-made unmanned system capabilities designed for field repair, rapid deployment, and National Defense Authorization Act of 2025 compliance.

Our golf segment operates two public golf country clubs in Florida that each feature a golf club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops.

The Company was initially formed as a Nevada corporation that owned and operated two public golf country clubs in Florida, each acquired in 2014. On March 8, 2026, the Company, Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of AGH (“Merger Sub”), and Autonomous Power Corporation (dba Powerus), a Delaware corporation (“APC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). On October 1, 2026, the Company completed its business combination with APC pursuant to the Merger Agreement (the “Merger”). Upon completion of the Merger, the Company changed its name to “Powerus Corporation.” Our common stock is listed on the Nasdaq Capital Market under the symbol “PUSA.”

Corporate Information

Our common stock is listed on the Nasdaq Capital Market under the symbol “PUSA.” Our principal executive offices in the U.S. are located at 885 Paragon Way, Rock Hill, SC 29730 and our telephone number at those offices is 561-567-0323. We maintain a website at www.power.us. Unless specifically incorporated by reference in this prospectus or in a prospectus supplement, information that you may find on our website is not part of this prospectus or such prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common or preferred shares from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Future credit facilities may also restrict us from paying dividends on our securities. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

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Risks Related to the Common Stock Offered by the Selling Stockholders

The number of shares being registered for sale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a large number of common stock and, if sold in the market all at once or at about the same time, the sale could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

If the selling stockholders sell significant amounts of our common stock, or the perception exists that these sales could occur, such events could cause our common stock price to decline.

This prospectus covers the resale from time to time by the selling stockholders of up to 7,409,209 shares of our common stock. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the selling stockholders sell significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common stock could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.

The proceeds from the sale of our common stock by the selling stockholders in this offering will not be available to us.

We will not receive any proceeds from the sale of our common stock by the selling stockholders in this offering. The selling stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholders will be available to us for our use.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities by us offered by this prospectus for general corporate purposes, which may include without limitation expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

We will not receive any proceeds from the sale of securities by the selling stockholders. All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their account.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock or other securities. We regularly evaluate the optimal use of our capital. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

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DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, 20,000,000 of which have been designated as Series A Preferred Stock. A description of the material terms and provisions of our amended and restated articles of incorporation and amended and restated bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters on which stockholders generally are entitled to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors, which are elected by a plurality of the votes cast. Under our articles of incorporation, we are specifically allowed to make any dividend or other distribution that otherwise would be prohibited by Nevada Revised Statutes (as amended from time to time and including any successor statutes, the “NRS”) 78.288(2)(b). Subject to limitations contained in Nevada law and our articles of incorporation, our board of directors may declare and pay dividends and other distributions upon the shares of our capital stock, which dividends or other distributions may be paid either in cash, in property or in shares of our capital stock. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. The shares of common stock are subject to the express terms of the shares of preferred stock and any series thereof. Holders of common stock have no conversion or preemptive rights and there are no redemption provisions applicable to the common stock.

Our common stock currently trades on the Nasdaq Capital Market under the symbol “PUSA.” As of October 15, 2026, 168,838,861 shares of common stock were outstanding.

Anti-Takeover Effects

Provisions of Nevada law, our articles of incorporation and our bylaws could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions and certain related statutory elections.

Inapplicability of Combinations with Interested Stockholder Statutes

Our articles of incorporation expressly provide that we are not governed by the provisions of NRS 78.411 through 78.444, inclusive, which are the Nevada statutes governing combinations with interested stockholders. Accordingly, those statutes do not restrict business combinations between us and any stockholder.

Inapplicability of Controlling Interest Statutes

Our bylaws provide that the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests, do not apply to us or to any acquisition of any shares of our capital stock.

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Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of six directors. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the number of directors on the board is determined from time to time solely by resolution adopted by a majority of the board of directors, and stockholders do not have the ability to change the size of the board. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of stockholders. Each director holds office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Removal of Directors

Our articles of incorporation provide that no director may be removed from office by the stockholders except with the affirmative vote of the holders of at least the minimum percentage of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, then permitted under the NRS for such vote, which at the effective time of the articles of incorporation is two-thirds of the voting power and in any event shall not be less than a simple majority thereof. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors are, except as otherwise required by applicable law, filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected holds office for a term that coincides with the term of the class to which such director has been elected.

Stockholder Action; Special Meetings of Stockholders

Our articles of incorporation provide that, for so long as we remain a “controlled company” under applicable Nasdaq or NYSE exchange listing rules, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if consents signed by the holders representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares then issued and outstanding entitled to vote thereon were present and voted are delivered to us in accordance with applicable law. From and after the date on which we cease to be a “controlled company,” any action required or permitted to be taken by stockholders must be effected at an annual or special meeting and may not be taken by written consent. Special meetings of stockholders may be called only by the affirmative vote of a majority of the entire board of directors.

Advance Notice of Stockholder Business Proposals and Nominations

Our bylaws provide an advance written notice procedure with respect to stockholder proposals of business and stockholder nominations of candidates for election as directors. Stockholders at an annual meeting are only able to consider the proposals and nominations specified in the notice of meeting or otherwise brought before the meeting by or at the direction of the board of directors, as may be provided in the certificate of designation establishing any class or series of preferred stock, or by a stockholder that is a stockholder of record at the time of giving notice and at the time of the annual meeting, that is entitled to vote at the meeting, and that has delivered timely written notice in proper form to our secretary.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

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Transfer Agent and Registrar

vStock Transfer, LLC, a California limited liability company, serves as the transfer agent and registrar for our common stock.

Limitations of Director and Officer Liability

Our articles of incorporation provide that the liability of our directors and officers is eliminated or limited to the fullest extent permitted by the NRS. Neither the amendment or repeal of such provisions, nor the adoption of any provision of the articles of incorporation or the bylaws, nor any modification of law, shall adversely affect any right or protection of a director or officer in respect of any act or omission occurring prior to the time of such amendment, repeal, adoption or modification. If the NRS is further amended to eliminate or limit the liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.

Amendment of Bylaws

Our articles of incorporation provide that our board of directors has the non-exclusive power, and is expressly authorized to adopt, amend or repeal our bylaws, in whole or in part. In addition, our bylaws may be altered, amended or repealed, or new bylaws may be made, by the affirmative vote of stockholders holding at least 66 2/3% of the voting power of all shares then outstanding and entitled to vote thereon, voting together as a single class, at any annual or special meeting.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, brought in the name or right of us or on our behalf, asserting a claim for or based upon any breach of any fiduciary duty owed by any current or former director, officer or controlling stockholder in such capacity, asserting any claim that constitutes an internal action (as defined in NRS 78.046), including any action asserting a claim against us arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7 (including NRS Chapters 78 and 92A), our articles of incorporation, our bylaws, or any agreement entered into pursuant to NRS 78.365 to which we are a party or a stated beneficiary, or asserting any claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. If the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, then any other state district court in Nevada, or if no state district court has jurisdiction, a federal court within Nevada, shall be the exclusive forum. Our bylaws further provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act.

Waiver of Jury Trial

Our articles of incorporation provide that, to the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction before the presiding judge as the trier of fact and not before a jury. This provision operates as a waiver of the right to trial by jury by each party to any such internal action.

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DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation permit us to issue, without stockholder approval, up to 50,000,000 shares of preferred stock, par value $0.001 per share, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our articles of incorporation designate 20,000,000 of those shares as Series A Preferred Stock, par value $0.001 per share. 10,000,000 shares of our Series A Preferred Stock are currently outstanding. Prior to the issuance of shares of any new series, the Nevada Revised Statutes and our articles of incorporation require the board of directors to adopt resolutions and file a certificate of designation pursuant to NRS 78.1955. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

●	the designation of each series and the number of shares constituting each series;

●	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;

●	rights and terms of redemption, including sinking fund provisions and redemption prices;

●	liquidation preferences;

●	voting rights;

●	conversion rights and terms; and

●	terms concerning the distribution of assets.

All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable. Our board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management. Subject to the rights of the holders of any one or more series of preferred stock then outstanding, the number of authorized shares of any class of our common stock or preferred stock may be increased or decreased by the affirmative vote of our stockholders entitled to vote thereon, voting together as a single class, and no vote of the holders of any class of common stock or preferred stock voting separately as a class will be required, unless a vote of any holders of one or more series of preferred stock is required pursuant to the terms of our articles of incorporation, including any certificate of designation. Our articles of incorporation specifically deny any separate class or series vote pursuant to NRS 78.2055(3), NRS 78.207(3) and NRS 78.390(2).

We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, the “Company,” “we,” “our” or “us” refer to Powerus Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on certain U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” in the form of indenture.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

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No Protection in the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or after we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; or

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

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If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

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The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past or present directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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DESCRIPTION OF DEPOSITARY CERTIFICATES

We may offer equity securities for sale in countries outside the United States, in which case we may issue certificates evidencing depositary shares of our common stock rather than directly issuing common stock to investors in such countries. These depositary certificates will represent a share of common stock or a fraction of a share of common stock, in final amounts to be set forth in the applicable prospectus supplement.

The shares of common stock underlying any depositary certificates that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary certificate will be entitled to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the common stock underlying that depositary certificate.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary certificate, that describes the terms of any depositary certificates we are offering before the issuance of the related depositary certificates. The following summaries of material provisions of the deposit agreement and the depositary certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary certificates. We urge you to read the prospectus supplements relating to any depositary certificates that are sold under this prospectus, as well as the complete deposit agreement and depositary certificate.

Form

Depositary certificates may be issued in physical form or as book entry securities. Depositary certificates to be issued in book entry form will be evidenced by one or more global certificates, which will be held by a nominee. The depositary may hold the global certificate as nominee, or the nominee may be a third party. Beneficial ownership interests in the global certificate will be electronically credited to the beneficial owner’s account through a participant in the nominee holding the global certificate.

In the case of depositary certificates to be issued in certificated form, pending the preparation of definitive depositary certificates, the depositary may, upon our written order, issue temporary depositary certificates substantially identical to the definitive depositary certificates but not in definitive form. These temporary depositary certificates entitle their holders to all of the rights of definitive depositary certificates. Temporary depositary receipts will then be exchangeable for definitive depositary certificates at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying common stock to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary certificates owned by them.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will arrange for the payment of dividends and other distributions to beneficial owners of the global certificate.

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Redemption of Depositary Certificates

Our common stock is not currently subject to redemption. However, if the common stock underlying any depositary certificates we may sell under this prospectus were to become subject to redemption in accordance with applicable law, the depositary certificates would be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying common stock. The redemption price per depositary certificate would be equal to the redemption price per share payable with respect to the underlying common stock. Whenever we redeem shares of underlying common stock that are held by the depositary, the depositary would redeem, as of the same redemption date, the number of depositary certificates representing the shares of underlying common stock so redeemed.

Voting

Upon receipt of notice of any meeting at which holders of the common stock underlying any depositary certificates that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary certificates. Each record holder of the depositary certificates on the record date, which will be the same date as the record date for the underlying common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying common stock represented by the holder’s depositary certificates. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary certificates in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying common stock to the extent it does not receive specific instructions with respect to the depositary certificates representing such common stock.

If we issue depositary certificates in book entry form, the nominee holding the global certificate will inform beneficial owners of the global certificate of meetings at which holders of common stock are entitled to vote. The nominee will employ its own procedures and systems in order to collect voting instructions from beneficial owners of the global certificate and communicate such instructions to the depositary, which will vote the underlying common stock accordingly. We may also allow beneficial owners of the global certificate to attend stockholder meetings and vote the shares of common stock underlying their ownership interest in the global certificate.

Amendment and Termination of the Deposit Agreement

The form of depositary certificates and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary certificates will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary certificates at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary certificates have been redeemed, if applicable, or there has been a final distribution, including to holders of depositary certificates, of the underlying common stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary certificates or persons other than ourselves who may deposit any underlying common stock with the depositary.

Reports

The depositary will forward to holders of depositary certificates all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying common stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying common stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

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DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

●	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	U.S. federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	The title of the series of units;

●	Identification and description of the separate constituent securities comprising the units;

●	The price or prices at which the units will be issued;

●	The date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	A discussion of certain United States federal income tax considerations applicable to the units; and

●	Any other terms of the units and their constituent securities.

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SELLING STOCKHOLDERS

The selling stockholders are offering for resale, from time to time, up to an aggregate of 7,409,209 shares of common stock, including 2,359,667 shares of common stock currently outstanding and 5,049,542 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by the selling stockholders. The shares of common stock being offered by the selling stockholders include shares of common stock and shares of common stock issuable upon the exercise of Pre-Funded Warrants held by certain of the selling stockholders. Certain of the selling stockholders acquired 3,009,667 shares of Company common stock and/or Pre-Funded Warrants pursuant to a securities purchase agreement and registration rights agreement at $3.00 per share in a private placement that closed on March 10, 2026 (the “PIPE”). American Ventures acquired 3,999,542 Pre-Funded Warrants pursuant to an advisory agreement with the Company. The Steven Scopellite 2021 IRR (the “Scopellite Trust”) acquired 400,000 shares of Company common stock from Andrew Fox, Aeromaris MAS LLC (“Aeromaris”) and Droneclad LLC (“Droneclad”) in exchange for shares of the Company’s Series A Preferred Stock pursuant to an Amended and Restated Exchange Agreement dated May 27, 2026 (the “Scopellite Agreement”), in a transaction exempt from registration under Section 4(a)(7) of the Securities Act. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the common stock and Pre-Funded Warrants and as otherwise set forth below, none of the selling stockholders has had any material relationship with us within the past three years. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. The following table, however, sets forth the number of shares of common stock beneficially owned by the selling stockholders prior to the offering contemplated by this prospectus as of October 15, 2026, assuming exercise of all Pre-Funded Warrants held by the selling stockholders on that date, and the number of shares the selling stockholders would own beneficially if the maximum number of shares offered hereunder are sold.

The selling stockholders are not known to us to be registered broker-dealers or affiliates of a registered broker-dealer. The selling stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(12)	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering(12)
Unusual Machines, Inc.(1)	10,237,970	4.9%	8,571,303	4.8%
Connective Capital Emerging Energy QP LP(2)	123,592	*	0	0%
Connective Capital I QP LP(3)	27,742	*	0	0%
DRG One Holdings, LLC(4)	166,667	*	0	0%
Wang Yang Lau(5)	50,000	*	0	0%
David T. Pawloski(6)	8,333	*	0	0%
SLN Capital Limited(7)	833,333	*	0	0%
Zhibo Wang(8)	50,000	*	0	0%
Anand Kumar Sethia(9)	83,333	*	0	0%
The Steven Scopellite 2021 IRR(10)	1,050,000	*	650,000	*
American Ventures, LLC(11)	79,649,811	9.9%	75,650,269	9.9%
Total			84,871,572

(1)	Represents 716,667 shares of common stock and 950,000 shares of common stock issuable upon exercise of Pre-Funded Warrants acquired pursuant to the PIPE. Also includes 8,571,303 shares of common stock issuable upon the exercise of a replacement warrant issued pursuant to the Merger Agreement. All pre-funded warrants are subject to a 4.9% beneficial ownership blocker on exercise.
(2)	Represents 123,592 shares of common stock acquired pursuant to the PIPE.

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(3)	Represents 27,742 shares of common stock acquired pursuant to the PIPE.
(4)	Represents 166,667 shares of common stock acquired pursuant to the PIPE.
(5)	Represents 50,000 shares of common stock acquired pursuant to the PIPE.
(6)	Represents 8,333 shares of common stock acquired pursuant to the PIPE.
(7)	Represents 733,333 shares of common stock and 100,000 shares of common stock issuable upon exercise of Pre-Funded Warrants acquired pursuant to the PIPE.
(8)	Represents 50,000 shares of common stock acquired pursuant to the PIPE.
(9)	Represents 83,333 shares of common stock acquired pursuant to the PIPE.
(10)	Michael Canarick, as Trustee of The Steven Scopellite 2021 IRR, has voting and investment control over the securities held by the Scopellite Trust.
(11)	Consists of 5,723,628 shares of common stock, 17,656,069 Pre-Funded Warrants to purchase Company common stock at an exercise price of $0.01 per share, 26,385,057 warrants to purchase Company common stock at an exercise price of $1.25 and 29,885,057 warrants to purchase Company common stock at an exercise price of $1.00, in each case beneficially owned by American Ventures, LLC. All the warrants are subject to a 9.9% beneficial ownership blocker. The business address of American Ventures LLC is 110 Front Street, Suite 300, Jupiter, Florida 33477. Eric Newman is the manager of American Ventures and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this selling stockholder. Eric Newman disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by American Ventures LLC.
(12)	Percentages based on 168,838,861 shares issued and outstanding as of October 15, 2026.
*	Indicates beneficial ownership of less than 1% of the outstanding common stock.

Past and Current Relationships with Selling Stockholders

In the ordinary course of its business, the Company purchases products from Unusual Machines, Inc., a selling stockholder, pursuant to transactions conducted on an arm’s-length basis and on terms no more favorable than those available from unaffiliated third parties.

In February 2026, Autonomous Power Corporation, now a subsidiary of the Company, and American Ventures executed definitive documents for a bridge financing consisting of an original issue discount note with a principal amount of $5.55 million and warrants to purchase 33,378 shares of Autonomous Power Corproation Common Stock with an exercise price of $0.01 per share. As noted, American Ventures is also party to an advisory agreement with the Company pursuant to which it provides financial advisory services to the Company.

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PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers;

●	upon the exercise of subscription rights that may be distributed to our stockholders;

●	through a combination of any of these methods of sale; or

●	by any other method permitted by law.

The selling stockholders may from time to time sell all or a portion of the shares of common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for discounts or commissions payable to such underwriters or broker-dealers. The selling stockholders may use any one or more of the following methods (which may involve crosses or block transactions) when selling securities:

●	on any national stock exchange or U.S. interdealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	underwritten transactions;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell all or a portion of their shares of common stock in reliance upon Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling stockholders may also transfer, devise or gift such securities by other means not described in this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the securities we are registering.

Each time that we or the selling stockholders sell securities covered by this prospectus, the applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. The selling stockholders as well as any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them upon resale of the securities may be deemed to be underwriting discounts. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Offers to purchase securities may be solicited directly by us or by agents designated by us or the selling stockholders from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

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If so indicated in the applicable prospectus supplement and/or other offering material, we or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We or the selling stockholders may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us or the selling stockholders in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each class or series of securities will be a new issue and, other than our common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on any exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

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Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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LEGAL MATTERS

In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Holland & Hart LLP, our Nevada counsel, and the validity of the debt securities, depositary certificates, warrants and units and certain other matters of New York law will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

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EXPERTS

The consolidated financial statements of Aureus Greenway Holdings Inc. (now known as Powerus Corporation) as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 31, 2026, have been so incorporated in reliance upon the report of WWC, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Kaizen Aerospace, Inc. as of January 30, 2026 and for the period from January 1, 2026 through January 30, 2026, and as of December 31, 2025 and 2024 and for each of the years then ended, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their reports thereon appearing in the Company’s Registration Statement on Form S-4 (Registration No. 333-297786), and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Autonomous Power Corporation as of December 31, 2025 and for the period from October 8, 2025 (inception) through December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Agile Autonomy, LLC as of December 31, 2025 and for the period from July 17, 2025 (inception) through December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee		$23,217.51
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Trustee Fees and Expenses		*
Rating Agency Fees		*
Stock Exchange Listing Fees		*
Printing Fees and Expenses		*
Miscellaneous		*
*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

II-1

Item 15. Indemnification of Directors and Officers

Under NRS 78.751, we are required to indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in our right, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (b) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

Section 78.7502 of the NRS permits us to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of ours, or of another entity or enterprise for which such person is or was serving in such capacity at our request, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in our right, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in our right, we may indemnify such person against such expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, subject to the same standard of conduct described above. However, no indemnification pursuant to Section 78.7502 of the NRS may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced to a director or officer by us in accordance with the NRS, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Section 78.751(2) of the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the Company may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company. The Company’s articles of incorporation require the Company to advance expenses to Covered Persons (as defined therein) in advance of the final disposition of any proceeding to the fullest extent not prohibited by applicable law, upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it is ultimately determined that the Covered Person is not entitled to indemnification or advancement.

Under Article 7, Section 4 of the Company’s articles of incorporation, if a claim for indemnification or advancement of expenses is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. The Company shall bear the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement. Neither the failure of the Company to have made a determination that indemnification or advancement is proper, nor an actual determination that the Covered Person has not met any applicable standard of conduct, shall create a presumption that the Covered Person has not met such standard or constitute a defense to such suit.

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Section 78.751 of the NRS further provides that indemnification pursuant to Section 78.7502 of the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our articles of incorporation, our bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The indemnification and advancement of expenses authorized under Section 78.751 and Section 78.7502 of the NRS continue for a person who has ceased to be a director, officer, employee or agent of the Company and inure to the benefit of the heirs, executors and administrators of such person. The Company’s articles of incorporation further provide that the rights conferred upon Covered Persons constitute contract rights, continue after cessation of service, and inure to the benefit of the Covered Person’s heirs, executors and administrators.

Further, Article 7, Section 2 of our articles of incorporation requires us to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is a party or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was our director, officer or employee or, while our director, officer or employee, is or was serving at our request as a director, officer, manager or managing member, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Person. Except with respect to proceedings to enforce indemnification rights or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, we are required to indemnify a Person in connection with a proceeding (or part thereof) commenced by such Person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

Under Article 7, Section 7 of the Company’s articles of incorporation, the Company is designated as the indemnitor of first resort and is fully and primarily responsible for indemnification and advancement in respect of jointly indemnifiable claims — that is, claims for which a Covered Person may be entitled to indemnification or advancement from both the Company and another entity — irrespective of any right of recovery the Covered Person may have from such other entity.

Under both NRS 78.751(5) and Article 7, Sections 8 and 10 of the Company’s articles of incorporation, a right to indemnification or to advancement of expenses arising under the Company’s articles of incorporation is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission giving rise to the relevant proceeding, unless the provision in effect at the time explicitly authorized such elimination or impairment.

For purposes of this provision of our articles of incorporation, a “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

Although mandatory indemnification under the Company’s articles of incorporation extends to directors, officers and employees, it does not by its terms extend to agents. Agents remain eligible for permissive indemnification under NRS 78.7502 and mandatory indemnification upon success on the merits under NRS 78.751(1), and may receive indemnification under the Company’s separate indemnification agreements.

Under the Company’s indemnification agreements with its directors and officers, governed by the NRS, the Company is required to indemnify each indemnitee to the fullest extent permitted by law against losses and expenses arising from third-party proceedings and proceedings brought by or in the right of the Company, provided the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and, in criminal proceedings, had no reasonable cause to believe the conduct was unlawful). The Company must also indemnify an indemnitee who is wholly or partly successful on the merits in any proceeding for all related expenses actually and reasonably incurred. No indemnification is available where a court of competent jurisdiction has made a final, non-appealable determination that the indemnitee is liable for intentional misconduct, fraud, or a knowing violation of law that was material to the cause of action.

We also maintain a director and officer insurance policy to cover us, our directors and our officers against certain liabilities.

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Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

1.1	Underwriting Agreements(1)
3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 1, 2026)
3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed October 1, 2026)
4.1	Form of Indenture
4.2	Form of Debt Security(1)
4.3	Form of Deposit Agreement(1)
4.4	Form of Depositary Certificate(1)
5.1	Opinion of Holland & Hart LLP
5.2	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Holland & Hart LLP (included as part of Exhibit 5.1)
23.2	Consent of WWC, P.C., Independent Registered Public Accounting Firm for Aureus Greenway Holdings.
23.3	Consent of BDO USA, P.C., Independent Auditors for Autonomous Power Corporation.
23.4	Consent of BDO USA, P.C., Independent Auditors for Agile Autonomy, LLC.
23.5	Consent of WithumSmithBrown, P.C., Independent Registered Public Accounting Firm for Kaizen Aerospace, Inc.
23.6	Consent of WithumSmithBrown, P.C., Independent Registered Public Accounting Firm for Kaizen Aerospace, Inc.
23.7	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.2)
24.1	Power of Attorney (included with signature pages)
25.1	Statement of Eligibility of Trustee(2)
107	Filing Fee Table

(1)	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.

(2)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2026.

POWERUS CORPORATION

By:	/s/ Andrew Fox
Name:	Andrew Fox
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Fox and Jim Biehl, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, as amended, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, the following persons have signed this registration statement in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Fox	Chairman of the Board and Chief Executive Officer	October 16, 2026
Andrew Fox	(Principal Executive Officer)

/s/ Edward Jordan	Chief Financial Officer (Principal Financial Officer	October 16, 2026
Edward Jordan	and Principal Accounting Officer)

/s/ Brett Velicovich	Director	October 16, 2026
Brett Velicovich

/s/ Jason Finger	Director	October 16, 2026
Jason Finger

/s/ Matthew Britton	Director	October 16, 2026
Matthew Britton

/s/ Richard Allorto	Director	October 16, 2026
Richard Allorto

/s/ Vuk Jeremić	Director	October 16, 2026
Vuk Jeremić

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